EXHIBITS

Exhibit Number                   Description

      1                          Press Release, dated September 19, 1997.



Exhibit 1



WOBURN, MA -- September 19, 1997--PolyMedica Industries, Inc. (AMEX: PM) today announced that it has changed its name to PolyMedica Corporation. The change was approved by the Company's stockholders at its annual meeting on September 11, 1997.

PolyMedica is a leading provider of targeted medical products and services with primary focus in the diabetes supply and consumer healthcare markets.

The Company is headquartered in Woburn, MA, and has facilities in Palm City, FL and Golden, Co.



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